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                                                                    EXHIBIT 99.1

                                  Proxy Card

              REVOCABLE PROXY-SOLICITED BY THE BOARD OF DIRECTORS
                                      OF
                    NATIONAL TRANSACTION NETWORK, INC. FOR
                      A SPECIAL MEETING OF STOCKHOLDERS.

     The undersigned hereby appoints _____________ and ____________ and each of them, proxies, with full power of substitution, to vote for and in the name of the undersigned at a Special Meeting of Stockholders (the "Special Meeting") of National Transaction Network, Inc. (the "Company"), to be held at ________________, ___________________, _________, _________ on __________,
______________ ___, 1999 at _____ a.m., local time, and at any and all adjournments thereof, as indicated on the reverse. The proxies, in their discretion, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Special Meeting and are further authorized to vote on other matters which may properly come before the Special Meeting and any adjournments thereof.

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL.

     If the undersigned elects to withdraw this proxy card at or before the time of the Special Meeting or any adjournments thereof and notifies an authorized representative of the Company at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Special Meeting.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side)

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                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         "FOR" THE FOLLOWING PROPOSAL

for  against  abstain
[_]    [_]      [_]

               Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, IVI Checkmate Corp., IVI Checkmate Inc., a wholly owned subsidiary of IVI Checkmate Corp., and NTN Merger Corp., a wholly owned subsidiary of IVI Checkmate Inc. ("Merger Corp."), pursuant to which, among other things, (a) Merger Corp. will be merged into the Company (the "Merger") with the Company being the surviving corporation (the "Surviving Corporation") and pursuant to which the separate existence of Merger Corp. will cease, (b) each outstanding share of the Company's common stock, par value $.15 per share (the "Company Common Stock"), except Company Common Stock held by the Company as treasury stock, beneficially owned by IVI Checkmate Inc. or its affiliates or by persons who perfect their dissenters' rights under Delaware law, will be converted into the right to receive $0.30 worth of common stock of IVI Checkmate Corp., (c) each outstanding share of Company Common Stock beneficially owned by IVI Checkmate Inc. or its affiliates or held by the Company as treasury stock will be canceled without consideration, and (d) each outstanding share of Merger Corp. common stock will be converted into one share of common stock of the Surviving Corporation.

Signature               Signature                   Date    , 1999
         --------------          ------------------     ----

Please sign exactly as your name appears above. Where the shares are held jointly, each stockholder should sign. If a corporation, please sign by the president or other authorized officer and include title. If a partnership, please sign by an authorized person and include title.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

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